Exhibit 5.1

Sidley Austin Brown & Wood LLP

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August 11, 2005

Tribune Company

435 North Michigan Avenue

Chicago, IL  60611

Re:                               Tribune Company Registration Statement on Form S-3
Registration of $77,500 Aggregate Initial Public Offering Price of
Debt Securities and Warrants to Purchase Debt Securities

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Tribune Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the shelf registration of $77,500 aggregate initial public offering price of the Company’s (i) debt securities (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”), and (ii) warrants to purchase Debt Securities (the “Warrants”).  Pursuant to Rule 462(b) under the Securities Act, the Registration Statement incorporates by reference the Company’s Registration Statement on Form S-3 (Registration No. 333-74961) filed with the SEC on March 24, 1999 (the “1999 Registration Statement”) and declared effective by the SEC on March 31, 1999.  The Debt Securities were authorized for issuance, offering and sale by the Board of Directors of the Company by resolutions duly adopted on March 24, 1999 and July 20, 2005, and by the Special Committee of the Board of Directors of the Company by resolutions duly adopted on August 10, 2005 (collectively, the “Debt Securities Resolutions”).  The Warrants were authorized for issuance, offering and sale by the Board of Directors of the Company by resolutions duly adopted on March 24, 1999 and July 20, 2005 (collectively, the “Warrant Resolutions”).  The Senior Debt Securities are to be issued under the Indenture dated as of January 1, 1997 (the “Senior Indenture”) between the Company and Citibank, N.A., as successor trustee to The Bank of New York, which was successor trustee to Bank of Montreal Trust Company, and the Subordinated Debt Securities are to be issued under an Indenture (the “Subordinated Indenture”) dated as of April 1, 1999 between the Company and Citibank, N.A., as successor trustee to The Bank of New York, which was successor trustee to Bank of Montreal Trust Company.  Any Warrants are

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to be issued under a Warrant Agreement, the form of which is filed as Exhibit 4.3 to the 1999 Registration Statement (a “Warrant Agreement”).

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed thereto.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

Based on the foregoing, we are of the opinion that:

1.  The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2.  The Company has the corporate power and authority to authorize and sell the Debt Securities and the Warrants.

3.  Each series of Senior Debt Securities will be legally issued and binding obligations of the Company (except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) a prospectus supplement (including any pricing supplement) with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with Rule 424 under the Securities Act; (iii) any necessary supplemental indenture to the Senior Indenture shall have been duly executed and delivered by the Company and the trustee thereunder and qualified under the Trust Indenture Act of 1939 (the “TIA”), if necessary; (iv) the terms of such series of Senior Debt Securities shall have been established and approved in accordance with the Debt Securities Resolutions, as contemplated by the Registration Statement and the Senior Indenture; and (v) such series of Senior Debt Securities shall have been duly executed and authenticated as provided in the Senior Indenture and the Debt Securities Resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

4.  Each series of Subordinated Debt Securities will be legally issued and binding obligations of the Company (except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law)

when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) a prospectus supplement (including any pricing supplement) with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with Rule 424 under the Securities Act; (iii) any necessary supplemental indenture to the Senior Indenture shall have been duly executed and delivered by the Company and the trustee thereunder and qualified under the TIA, if necessary; (iv) the terms of such series of Subordinated Debt Securities shall have been established and approved in accordance with the Debt Securities Resolutions, as contemplated by the Registration Statement and the Senior Indenture; and (v) such series of Subordinated Debt Securities shall have been duly executed and authenticated as provided in the Subordinated Indenture and the Debt Securities resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

5.  Each issue of Warrants will be legally issued and binding obligations of the Company (except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) a prospectus supplement (including any pricing supplement) with respect to such issue of Warrants shall have been filed with the SEC in compliance with Rule 424 under the Securities Act; (iii) a Warrant Agreement relating to such issue of Warrants, substantially in the form filed as an exhibit to the Registration Statement, shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent (as defined in such Warrant Agreement); (iv) the terms of such issue of Warrants shall have been established and approved in accordance with the Warrant Resolutions, as contemplated by the Registration Statement and such Warrant Agreement; and (v) such issue of Warrants shall have been duly executed by the Company and countersigned by the Warrant Agent in accordance with such Warrant Agreement and the Warrant Resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Senior Debt Securities, each series of Subordinated Debt Securities or each issue of Warrants, as the case may be: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (ii) in the case of the issue of Senior Debt Securities or Subordinated Debt Securities, the Senior Indenture or the Subordinated Indenture, as the case may be, will not have been modified or amended; (iii) in the case of the issue of Warrants, the terms and conditions of such Warrants and the related Warrant Agreement will be as expressly contemplated by the Registration Statement; and (iv) the Company’s Certificate of Incorporation and By-Laws, as currently in effect, will not have been modified or amended and will be in full force and effect.

This letter is limited to the General Corporation Law of the State of Delaware, the laws of the State of Illinois and the federal laws of the United States of America.

We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to sales of the Senior Debt Securities, the Subordinated Debt Securities or the Warrants.

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Sidley Austin Brown & Wood LLP